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                                                               EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE



Spartan Stores, Inc.
Grand Rapids, Michigan

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-94496 of Spartan Stores, Inc. on Form S-1 of our report dated June 4, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Spartan Stores, Inc. listed in Item 16b. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/DELOITTE & TOUCHE LLP

July 19, 1999